Exhibit 99.1

Contacts:	Media:	Marie Remboulis – 248/354-9809
	Investors:	Janet Halpin – 248/354-8847

FOR IMMEDIATE RELEASE

Federal-Mogul Announces Third Quarter 2003 Results

Southfield, Michigan, October 21, 2003...Federal-Mogul Corporation (OTC Bulletin Board: FDMLQ) today reported results for the third quarter 2003.

Highlights

•	Federal-Mogul was awarded new aftermarket business with Sears, Roebuck and Co. and Independent Factors Association.
•	Net sales remained steady at $1,346 million despite challenging market conditions.
•	Aftermarket sales increased by 7 percent to $644 million.
•	Asia Pacific region sales increased by 18 percent to $20 million.
•	Year-to-date cash flow from operating activities increased by 42 percent to $269 million.

Overview

For the third quarter 2003, Federal-Mogul posted sales of $1,346 million, compared to $1,345 million in 2002. Excluding the impact of divestitures in 2002 of $47 million and the effect of foreign exchange of $66 million in the third quarter 2003, sales decreased by 1 percent.

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Federal-Mogul reported a third quarter pretax loss of $17 million, compared to a pretax loss of $64 million in the third quarter of 2002. Excluding the effects of Chapter 11 and Administration related reorganization expenses and business divestitures, Federal-Mogul reported a $39 million improvement in pretax results from operations in the third quarter 2003 to $10 million (a reconciliation of pretax results from operations to reported net income is provided in the attached supplemental data).

Operating cash flow for the third quarter 2003 was $68 million, compared to $82 million in the third quarter 2002. Year-to-date cash flow from operating activities was $269 million, compared to $189 million for the same period in 2002.

“We are pleased with our third quarter results despite challenging market conditions and industry trends,” said Chip McClure, chief executive officer and president.

Aftermarket Sales

Sales of replacement parts to aftermarket customers totaled 48 percent of Federal-Mogul’s third quarter 2003 sales. Third quarter 2003 aftermarket sales were $644 million, compared to $604 million in third quarter 2002. Excluding the effect of foreign exchange, aftermarket sales increased by 3 percent compared to 2002. The sales increase can be attributed to Federal-Mogul’s strong performing products particularly wipers and friction as well as recent new business contracts. Third quarter 2003 aftermarket sales by geographic region were 76 percent in the Americas and 24 percent in Europe.

“During the third quarter, we launched our innovative new, glare resistant headlamp – TruView™ – which is marketed under the Wagner Lighting brand name,” said Joseph Felicelli, senior vice president, worldwide Aftermarket.

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“We are also pleased with new business development this past quarter. The company secured a seven-year contract with Sears, Roebuck and Co. to supply automotive brake, chassis and wheel-end components to Sears Auto Service Centers in the United States. We also secured a three-year contract with the Independent Factors Association (IFA), a customer in the U.K., making Federal-Mogul the sole supplier of Moog® chassis parts for IFA’s 200 branches,” added Felicelli.

Original Equipment

Sales of parts to original equipment (OE) customers totaled 52 percent of the company’s third quarter 2003 sales. Third quarter 2003 OE sales were $693 million, compared to $687 million in 2002. Excluding the effect of foreign exchange, sales decreased by 5 percent compared with 2002. Third quarter 2003 OE sales by geographic region were 37 percent in the Americas, 59 percent in Europe and 4 percent in the rest of the world.

Third quarter OE sales of Friction products were $101 million, compared to $96 million in 2002. Excluding the effect of foreign exchange, sales of Friction products were unchanged. Third quarter 2003 OE sales by geographic region for Friction products were 27 percent in the Americas and 73 percent in Europe.

Third quarter OE sales of Powertrain products, including Bearings, Pistons, Piston Rings and Liners, and Sintered Valve Train and Transmission Products, were $427 million, compared to $413 million in 2002. Excluding the effect of foreign exchange, sales of Powertrain products decreased by 4 percent. Third quarter 2003 sales by geographic region for OE Powertrain products were 29 percent in the Americas, 70 percent in Europe and 1 percent in the rest of the world.

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Third quarter OE sales of Sealing Systems and Systems Protection products were $142 million, compared with $158 million in 2002. Excluding the effect of foreign exchange, sales for Sealing Systems and Systems Protection products decreased by 12 percent. This is primarily due to business mix and the decrease in automotive volumes. Third quarter 2003 OE sales by geographic region for Sealing Systems and Systems Protection products were 70 percent in the Americas, 29 percent in Europe and 1 percent in the rest of the world.

Third quarter sales for other products primarily in Asia Pacific region were $23 million, compared with $20 million in 2002. Excluding the impact of foreign exchange, sales for other products increased by 15 percent.

“We are pleased with our progress in the Asia Pacific region,” said McClure. “Our growth in the region is consistent with our strategic plan to expand to new geographic markets.”

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included within this press release, Federal-Mogul has provided certain information related to “results from operations,” which is a non-GAAP measure. Such information is reconciled to its closest GAAP measure in accordance with SEC Regulation G and is included in the attached supplemental data.

Management believes that results from operations is useful to both management and its stakeholders in their analysis of the company’s ongoing business operations. Management also uses this information for operational planning and decision-making purposes.

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Results from operations should not be considered a substitute for net income or any other GAAP measure. Additionally, results from operations as presented by Federal-Mogul may not be comparable to similarly titled measures reported by other companies.

About Federal-Mogul

Federal-Mogul is a global supplier of automotive components, sub-systems, modules and systems serving the world’s original equipment manufacturers and the aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on the globalization of its teams, products and processes to bring greater opportunities for its customers and employees, and value to its constituents.

Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899 and today employs 47,000 people in 24 countries. On October 1, 2001, Federal-Mogul decided to separate its asbestos liabilities from its true operating potential by voluntarily filing for financial restructuring under Chapter 11 of the Bankruptcy Code in the United States and Administration in the United Kingdom. For more information on Federal-Mogul, visit the company’s Web site at http://www.federal-mogul.com.

Forward-Looking Statement

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and Administration proceedings, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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FEDERAL-MOGUL CORPORATION

STATEMENTS OF OPERATIONS

(Millions of Dollars, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Net sales	$1,346.4	$1,345.2	$4,200.9	$4,133.6
Cost of products sold	1,095.8	1,095.5	3,374.7	3,331.3

Gross margin	250.6	249.7	826.2	802.3
Selling, general and administrative expenses	212.7	206.4	667.7	623.6
Restructuring charges, net	8.1	17.0	28.3	28.0
Adjustment of assets held for sale and other long-lived assets to fair value	0.9	24.6	4.5	27.2
Interest expense, net	23.1	29.8	74.4	90.0
Chapter 11 and Administration related reorganization expenses	25.7	33.4	85.4	76.4
Other (income) expense, net	(2.9)	2.5	(16.9)	(4.2)

Loss Before Income Taxes and Cumulative Effect of Change in Accounting Principle	(17.0)	(64.0)	(17.2)	(38.7)
Income tax expense	12.5	9.3	51.6	59.8

Loss Before Cumulative Effect of Change in Accounting Principle	(29.5)	(73.3)	(68.8)	(98.5)
Cumulative effect of change in accounting principle, net of applicable income tax benefit	—	—	—	1,417.9

Net Loss	$(29.5)	$(73.3)	$(68.8)	$(1,516.4)

Loss Per Common Share:
Basic and Diluted
Loss before cumulative effect of change in accounting principle	$(0.34)	$(0.89)	$(0.79)	$(1.19)
Cumulative effect of change in accounting principle, net of applicable income tax benefit	—	—	—	17.22

Loss Available for Common Shareholders	$(0.34)	$(0.89)	$(0.79)	$(18.41)

Weighted Average Shares (Thousands)
Basic and Diluted	87,128	82,446	87,128	82,392

FEDERAL-MOGUL CORPORATION

BALANCE SHEETS

(Millions of Dollars)

	(Unaudited) September 30 2003	December 31 2002
Assets
Cash and equivalents	$472.8	$395.1
Accounts receivable	978.2	954.0
Inventories	801.9	800.1
Prepaid expenses and other current assets	223.4	209.9

Total current assets	2,476.3	2,359.1
Property, plant and equipment, net	2,323.3	2,273.0
Goodwill and indefinite-lived intangible assets	1,592.9	1,565.2
Definite-lived intangible assets, net	347.5	351.6
Asbestos-related insurance recoverable	801.3	780.6
Prepaid pension costs	294.2	361.5
Other noncurrent assets	216.8	222.3

Total Assets	$8,052.3	$7,913.3

Liabilities and Shareholders’ Deficit
Short-term debt, including current portion of long-term debt	$14.3	$346.1
Accounts payable	340.4	318.9
Accrued compensation	236.8	242.1
Restructuring reserves	63.9	90.8
Accrued income taxes	52.5	43.1
Other accrued liabilities	362.8	363.4

Total current liabilities	1,070.7	1,404.4
Liabilities subject to compromise	6,063.1	6,053.2
Long-term debt	321.8	14.3
Postemployment benefits	1,589.7	1,541.2
Deferred income taxes	61.0	52.4
Other accrued liabilities	211.5	205.7
Minority interest in consolidated subsidiaries	48.6	45.7
Shareholders’ deficit:
Series C ESOP preferred stock	28.0	28.0
Common stock	435.6	435.6
Additional paid-in capital	2,060.5	2,060.5
Accumulated deficit	(2,812.7)	(2,743.9)
Accumulated other comprehensive loss	(1,025.5)	(1,183.7)
Other	—	(0.1)

Total Shareholders’ Deficit	(1,314.1)	(1,403.6)

Total Liabilities and Shareholders’ Deficit	$8,052.3	$7,913.3

FEDERAL-MOGUL CORPORATION

STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Cash Provided From (Used By) Operating Activities
Net loss	$(29.5)	$(73.3)	$(68.8)	$(1,516.4)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Cumulative effect of change in accounting principle	—	—	—	1,464.5
Depreciation and amortization	77.9	70.1	227.5	206.9
Restructuring charges, net	8.1	17.0	28.3	28.0
Chapter 11 and Administration related reorganization expenses	25.7	33.4	85.4	76.4
Adjustment of assets held for sale and other long-lived assets to fair value	0.9	24.6	4.5	27.2
Loss (gain) on sale of businesses	0.8	1.8	7.9	(4.7)
Change in postemployment benefits, including pensions	29.4	19.5	87.0	58.5
Change in deferred taxes	11.2	13.5	26.0	(21.1)
Decrease (increase) in accounts receivable	7.0	55.4	11.7	(67.1)
Decrease (increase) in inventories	1.0	(12.7)	19.0	(60.9)
(Decrease) increase in accounts payable	(16.2)	(5.0)	(2.0)	16.2
Change in other assets and other liabilities	(1.1)	(31.3)	(34.2)	66.0
Payments against restructuring reserves	(21.5)	(9.2)	(59.1)	(27.0)
Payments of Chapter 11 and Administration related reorganization expenses	(25.5)	(21.5)	(64.1)	(57.7)

Net Cash Provided From Operating Activities	68.2	82.3	269.1	188.8
Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment and other long-term assets	(74.1)	(100.9)	(214.8)	(228.1)
Proceeds from sale of businesses	2.1	3.7	23.6	25.5

Net Cash Used By Investing Activities	(72.0)	(97.2)	(191.2)	(202.6)
Cash Provided From (Used By) Financing Activities
Proceeds from the issuance of long-term debt	1.1	1.0	1.2	2.5
Principal payments on long-term debt	(0.2)	(0.2)	(3.7)	(2.1)
Borrowings from DIP credit facility	30.5	—	105.5	—
Principal payments on DIP credit facility	(10.0)	(3.9)	(110.2)	(10.0)
Increase (decrease) in short-term debt	2.2	10.8	(17.1)	3.3

Net Cash Provided From (Used By) Financing Activities	23.6	7.7	(24.3)	(6.3)

Effect of Foreign Currency Exchange Rate Fluctuations On Cash	1.6	(4.0)	24.1	12.5

Increase (decrease) in Cash and Equivalents	21.4	(11.2)	77.7	(7.6)
Cash and equivalents at beginning of period	451.4	350.5	395.1	346.9

Cash and Equivalents at End of Period	$472.8	$339.3	$472.8	$339.3

FEDERAL-MOGUL CORPORATION

RECONCILIATION OF RESULTS FROM OPERATIONS TO REPORTED NET INCOME

(Millions of Dollars)

(Unaudited)

	Three Months Ended September 30, 2003
		Adjustments
	Results From Operations	Chapter 11 Related Items	(Gain)/Loss from Divestitures	As Reported
Net sales	$1,346.4	$—	$—	$1,346.4
Cost of products sold	1,095.8	—	—	1,095.8

Gross margin	250.6	—	—	250.6
Selling, general and administrative expenses	212.7	—	—	212.7
Restructuring charges, net	8.1	—	—	8.1
Adjustment of assets held for sale and other long-lived assets to fair value	0.9	—	—	0.9
Interest expense, net	23.1	—	—	23.1
Chapter 11 and Administration related reorganization expenses	—	25.7	—	25.7
Other (income) expense, net	(3.7)	—	0.8	(2.9)

Earnings (Loss) Before Income Taxes	9.5	(25.7)	(0.8)	(17.0)
Income tax expense (benefit)	14.7	(2.1)	(0.1)	12.5

Net Loss	$(5.2)	$(23.6)	$(0.7)	$(29.5)

FEDERAL-MOGUL CORPORATION

RECONCILIATION OF RESULTS FROM OPERATIONS TO REPORTED NET INCOME

(Millions of Dollars)

(Unaudited)

	Nine Months ended September 30, 2003
		Adjustments
	Results From Operations	Chapter 11 Related Items	(Gain)/Loss from Divestitures	As Reported
Net sales	$4,200.9	$—	$—	$4,200.9
Cost of products sold	3,374.7	—	—	3,374.7

Gross margin	826.2	—	—	826.2

Selling, general and administrative expenses	667.7	—	—	667.7
Restructuring charges, net	28.3	—	—	28.3
Adjustment of assets held for sale and other long-lived assets to fair value	4.5	—	—	4.5
Interest expense, net	74.4	—	—	74.4
Chapter 11 and Administration related reorganization expenses
	—	85.4	—	85.4
Other (income) expense, net	(24.8)	—	7.9	(16.9)

Earnings (Loss) Before Income Taxes	76.1	(85.4)	(7.9)	(17.2)

Income tax expense (benefit)	59.1	(6.3)	(1.2)	51.6

Net Earnings (Loss)	$17.0	$(79.1)	$(6.7)	$(68.8)

FEDERAL-MOGUL CORPORATION

RECONCILIATION OF RESULTS FROM OPERATIONS TO REPORTED NET INCOME

(Millions of Dollars)

(Unaudited)

	Three Months Ended September 30, 2002
		Adjustments
	Results From Operations	Chapter 11 Related Items	(Gain)/ Loss from Divestitures	As Reported
Net sales	$1,345.2	$—	$—	$1,345.2
Cost of products sold	1,095.5	—	—	1,095.5

Gross margin	249.7	—	—	249.7
Selling, general and administrative expenses	206.4	—	—	206.4
Restructuring charges, net	17.0	—	—	17.0
Adjustment of assets held for sale and Other long-lived assets to fair value	24.6	—	—	24.6
Interest expense, net	29.8	—	—	29.8
Chapter 11 and Administration related reorganization expenses	—	33.4	—	33.4
Other expense, net	0.6	—	1.9	2.5

Loss Before Income Taxes	(28.7)	(33.4)	(1.9)	(64.0)
Income tax expense (benefit)	12.0	(2.7)	—	9.3

Net Loss	$(40.7)	$(30.7)	$(1.9)	$(73.3)

FEDERAL-MOGUL CORPORATION

RECONCILIATION OF RESULTS FROM OPERATIONS TO REPORTED NET INCOME

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30, 2002
		Adjustments
	Results From Operations	Chapter 11 Related Items	(Gain)/ Loss from Divestitures	Cumulative Effect of Change in Accounting Principle	Tax Valuation Allowance	As Reported
Net sales	$4,133.6	$—	$—	$—	$—	$4,133.6
Cost of products sold	3,331.3	—	—	—	—	3,331.3

Gross margin	802.3	—	—	—	—	802.3
Selling, general and administrative expenses	623.6	—	—	—	—	623.6
Restructuring charges, net	28.0	—	—	—	—	28.0
Adjustment of assets held for sale and other long-lived assets to fair value	27.2	—	—	—	—	27.2
Interest expense, net	90.0	—	—	—	—	90.0
Chapter 11 and Administration related reorganization expenses	—	76.4	—	—	—	76.4
Other (income) expense, net	0.5	—	(4.7)	—	—	(4.2)

Earnings (Loss) Before Income Taxes and Cumulative Effect of Change in Accounting Principle	33.0	(76.4)	4.7	—	—	(38.7)
Income tax expense (benefit)	42.5	(5.9)	—	—	23.2	59.8

Earnings (Loss) before Cumulative Effect of Change in Accounting Principle	(9.5)	(70.5)	4.7	—	(23.2)	(98.5)
Cumulative effect of change in accounting principle, net of applicable income tax benefit	—	—	—	1,417.9	—	1,417.9

Net Earnings (Loss)	$(9.5)	$(70.5)	$4.7	$(1,417.9)	$(23.2)	$(1,516.4)